UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 11, 2019

VERACYTE, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	001-36156	20-5455398
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6000 Shoreline Court, Suite 300, South San Francisco, California	94080
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 243-6300
N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols (s)	Name of each exchange on which registered
Common Stock, par value, $0.001 per share	VCYT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

This Current Report on Form 8-K/A is being filed as an amendment to the Current Report on Form 8-K filed on June 11, 2019 (the “Original 8-K”) by Veracyte, Inc. (the “Company”). The sole purpose of this amendment is to disclose the Company’s Board of Directors’ decision, following the Company’s 2019 Annual Meeting of Stockholders held on June 11, 2019, as to how frequently the Company will conduct future stockholder non-binding advisory votes regarding the compensation to be paid by the Company to its named executive officers. No other changes have been made to the Original 8-K.

Item 5.07. Submission of Matters to a Vote of Security Holders.

(d) As previously reported by the Company, at the Company’s 2019 Annual Meeting of Stockholders held on June 11, 2019, the Company’s stockholders selected, on a non-binding advisory basis, one year as the frequency with which the Company will hold a non-binding advisory vote to approve the compensation to be paid by the Company to its named executive officers, in accordance with U.S. Securities and Exchange Commission rules and regulations. Based on these results and consistent with the Company’s recommendation, the Company’s Board of Directors has determined that the Company will conduct future stockholder non-binding advisory votes regarding the compensation to be paid by the Company to its named executive officers every year. This policy will remain in effect until the next stockholder vote on the frequency of stockholder advisory votes on the compensation of named executive officers, expected to be held at the Company’s 2025 Annual Meeting of Stockholders.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 13, 2019

VERACYTE, INC.

	By:	/s/ Keith Kennedy
	Name:	Keith Kennedy
	Title:	Chief Financial Officer
(Principal Financial and Accounting Officer)